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                                                                  EXHIBIT 10.5

                                TGI FRIDAY'S INC.
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

         On this 30th day of December 1994, TGI FRIDAY'S INC., a corporation organized and existing under the laws of the State of New York (hereinafter, the "Company"), hereby adopts the TGI FRIDAY'S INC. DEFERRED COMPENSATION PLAN (hereinafter, the "Plan"), such Plan to be effective as of January 1, 1995;

                               W I T N E S S E T H

         WHEREAS, the Company wishes to promote in a select group of management or highly compensated employees the strongest interest in the successful operation of its business and increased efficiency in their work, and to provide an opportunity for accumulation of funds for their retirement; and

         WHEREAS, it is intended that the Plan be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974 (hereinafter, "ERISA") and not be construed to provide income to any participant or beneficiary under the Internal Revenue Code of 1986 (hereinafter, the "Code") prior to actual receipt of benefits hereunder;

         NOW, THEREFORE, the Company hereby agrees as follows:

                                   ARTICLE II

                     DEFINITIONS, CONSTRUCTION, AND ADOPTION

  2.01            DEFINITIONS

                  The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

                  (a) AFFILIATE: Any corporation (other than an Employer) which is included within a controlled group of corporations (as defined in Section 414(b) of the Code) which includes an Employer; any trade or business (other than an Employer), whether or not incorporated, which is under common control (as defined in Section 414(c) of the Code) with an Employer; any organization (other than an Employer), whether

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                           or not incorporated, which is a member of an
                           affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.

                  (b) AUTHORIZED LEAVE OF ABSENCE: Any paid leave of absence authorized by an Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant resumes employment with an Employer not later than the first working day following the expiration of such period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employers within the period provided by law.

                  (c) BENEFICIARY: A person or entity, either in an individual or fiduciary capacity, designated by a Participant in accordance with the provisions of
                           Section 8.01 to receive any death benefit which shall be payable under this Plan.

                  (d) BONUS: The bonus paid by the Company to its General Managers.

                  (e) BONUS DEFERRAL PLAN: The arrangement for General Managers for allocation of benefits pursuant to
                           Article V hereof.

                  (f) COMMITTEE OR PLAN COMMITTEE: The persons appointed under the provisions of Article XIII to administer the Plan.

                  (g) COMPANY: TGI FRIDAY'S INC., a corporation organized and existing under the laws of the State of New York, or its successor or successors.

                  (h) DISABILITY: A physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents a Participant from performing substantially the same duties assigned to him by his Employer at the time such condition develops, or if such Participant is on an Authorized Leave of Absence when such condition develops, substantially the same duties assigned to him by his Employer immediately prior to the commencement of such period of absence. A determination that Disability exists shall be based upon competent medical evidence. The date that a person's Disability occurs

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                           shall be deemed to be the date such condition is
                           determined to exist by the Committee.

                  (i) EFFECTIVE DATE: January 1, 1995, the date on which the provisions of this Plan become effective.

                  (j) EMPLOYEE: An individual on the payroll of an Employer whose wages from the Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act.

                  (k) EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which is credited amounts allocated for the benefit of such Participant pursuant to Articles IV and V hereof and adjustments related thereto.

                  (l) EMPLOYER or PARTICIPATING EMPLOYER: TGI FRIDAY'S INC. and any other Affiliate of the Company which may have adopted this Plan in accordance with the provisions of Section 2.03 hereof.

                  (m) EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment.

                  (n)      ENTRY DATE: Each January 1, April 1, July 1 and
                           October 1.

                  (o) FYI PLAN: THE TGI FOR YOUR INVESTMENT PLAN, as amended or restated from time to time.

                  (p) GENERAL MANAGER: Any Employee who is a general manager as reflected on the Employer's records.

                  (q) HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by his Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Employer. Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include forty-five (45) Hours of Employment for each week or portion thereof during which an Employee is credited with one (1) Hour of Employment.

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                           Except to the extent otherwise permitted by the
                           Committee in its sole discretion, Hours of Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company shall not be recognized under this Plan.

                  (r) INCOME: The deemed net gain or loss of the bookkeeping accounts maintained for all Participants and former Participants from deemed investments, as further described in Section 6.03(a) hereof.

                  (s) KEY EMPLOYEE: Any Director or Vice President of an Employer who is identified by the Plan Committee as a member of the group of "highly compensated employees" (as defined in the Code) for the preceding year, any General Manager, and any other Employee who is designated by the Plan Committee as eligible to participate in the Salary Deferral Plan under Article IV of this Plan.

                  (t) MATCHING EMPLOYER CONTRIBUTION: Any amount credited by an Employer for the Plan Year to a Participant pursuant to Sections 4.01(b) and 5.01(b) hereof.

                  (u) PARTICIPANT: A Key Employee participating in the Plan in accordance with the provisions of Articles IV or V.

                  (v) PARTICIPATION: The period commencing on the date on which an Employee becomes a Participant and ending on the date on which the Employee incurs a Severance from Service.

                  (w) PLAN: TGI FRIDAY'S INC. DEFERRED COMPENSATION PLAN, the Plan set forth herein, incorporating the provisions for the Salary Deferral Plan and the Bonus Deferral Plan, as amended from time to time.

                  (x) RE-EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment upon his return to the employment of the Employers after a Severance from Service.

                  (y) RETIREMENT: A Participant's or former Participant's termination of employment on or after attaining age 65.

                  (z) SALARY DEFERRAL PLAN: The arrangement for Key Employees for allocation of benefits pursuant to
                           Article IV hereof.

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                  (aa)     SAVINGS CONTRIBUTION: An amount credited by an
                           Employer for the Plan Year to a Participant pursuant to Sections 4.01(a) and 5.01(a) hereof.

                  (bb) SAVINGS CONTRIBUTION ACCOUNT: The account maintained for a Participant on the books of his Employer to which is credited amounts allocated for the benefit of such Participant pursuant to Sections 4.01(a) and 5.01(a) hereof and adjustments related thereto.

                  (cc)     SERVICE: A Participant's Service shall include both
                           (i) his period of employment with the Employers determined in accordance with Section 3.02, and (ii) any period of whole Plan Years in which the Participant was employed by a Company franchisee, or held a franchise from the Company.

                  (dd) SEVERANCE FROM SERVICE: With respect to an Employee, the earlier of (i) the date on which he terminates his employment with the Employer, or (ii) the date of his Retirement, Disability or death.

                  (ee) TRUST: The trust, if any, established by the Company in accordance with the provisions of Article XII.

                  (ff)     VALUATION DATE:  Each business day.

                  (gg) YEAR or PLAN YEAR: The 12-month period ending on December 31 of each year.

2.02              CONSTRUCTION

                  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

2.03              ADOPTION BY OTHERS

                  Any Affiliate of the Company may adopt this Plan and thereby become an Employer; provided, however, that the Board of Directors of the Company approves such adoption; provided, further, that the administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any other Employer, and such administrative powers and control granted in Section 13.01 hereunder with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any other Employer.

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                                   ARTICLE III

                            PARTICIPATION AND SERVICE

3.01              PARTICIPATION

                  A Key Employee shall become a Participant in the Salary Deferral Plan, and a General Manager shall become a Participant in the Bonus Deferral Plan, on one of the following dates, provided that, prior to such date, he shall first have undertaken the actions specified in Section 3.03 hereof:

                  (a) In the case of an individual classified as a Key Employee prior to the Effective Date, on the Effective Date, or if he shall not have elected to participate prior to the Effective Date but elects to participate within thirty (30) days thereafter, then on the first Entry Date following the Effective Date; or

                  (b) In the case of an individual classified as a Key Employee an or after the Effective Date, on the first Entry Date immediately following such classification.

                  A Participant who incurs a Severance from Service and who is subsequently re-employed by an Employer shall reenter the Plan as a Participant on the Entry Date next following such reemployment, but only if (i) he continues to qualify as a Key Employee and (ii) prior to such date he shall have again undertaken the actions specified in Section 3.03 hereof. In the event that a Participant shall cease to qualify as a Key Employee, his Participation shall thereupon cease but he shall continue to accrue Service hereunder during the period of his continued employment with the Employer.

3.02              SERVICE

                  The amount of benefit payable to or on behalf of a Participant shall be determined on the basis of his period of Service, in accordance with the following:

                  (a) SERVICE PRIOR TO THE EFFECTIVE DATE -- For an Employee as of the Effective Date, the Employee's employment with an Employer prior to the Effective Date shall be counted as Service to the extent that such employment is counted as Service under the provisions of the FYI Plan.

                  (b)      (1)      ON AND AFTER EFFECTIVE DATE -- IN GENERAL.
                                    Subject to the Break in Service provisions of paragraph (2), below, an Employee shall accrue a year of Service for each

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                                    consecutive 365-day computation period
                                    during which he completes at least one
                                    thousand (1,000) Hours of Employment.
                                    Vesting service shall be determined in
                                    completed years and days, with each 365 days constituting one year, and with credit for vesting service being measured from an Employee's Employment Commencement Date to his Severance from Service date. For purposes of eligibility to participate, the initial computation period shall begin on his Employment Commencement Date, the second computation period shall be the Plan Year which includes the first anniversary of his Employment Commencement Date, and succeeding computation periods shall also be computed on the basis of the Plan Year. An Employee who completes 1,000 Hours of Employment in both the initial computation period and the second computation period shall be credited with two (2) years of Service for purposes of eligibility to participate in the Plan.

                           (2) BREAK IN SERVICE. An Employee who fails to complete more than five hundred (500) Hours of Employment during a Plan Year shall have a Break in Service; provided, however, that in the case of an Employee whose failure to complete more than five (500) Hours of Employment during such Plan Year is attributable to (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) the care of a child by the Employee during the period immediately following such child's birth to, or placement with, the Employee (hereinafter, an "Extended Absence Employee"), such Extended Absence Employee shall not have a Break in Service unless such Extended Absence Employee fails to complete more than five hundred (500) Hours of Employment during a second Plan Year immediately following the close of such first Plan Year.

                                    For a Participant who, at the time of a
                                    Break in Service, satisfied any requirements of this Plan for vested benefits, his pre-break Service shall, upon his completion of a year of Service following such Break, be restored in determining his number of years of Service for purposes of eligibility to participate and his nonforfeitable interest in his account. For an Employee who, at the time of a Break in Service, had not fulfilled such requirements, upon his completion of a year of Service following such Break, periods of pre-break Service shall be restored only if the consecutive years of Break in

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                                    Service were less than the greater of five
                                    (5) years or the total years of pre-break
                                    Service.

3.03              ELECTION TO PARTICIPATE

                  In order to participate hereunder, a Key Employee otherwise eligible to participate pursuant to Section 3.01, must, after having received a written explanation of the terms of, and the benefits provided under, the Plan, elect to participate in such Plan on such form or forms as the Committee may provide and must execute a salary reduction agreement and/or a bonus reduction agreement described in Sections 4.02 and 5.02 hereof. Such election to participate and execution of a salary and/or bonus reduction agreement shall be effected, by a newly eligible Participant, no later than thirty (30) days following his becoming eligible to participate in the Plan, and by all other Participants, on any date prior to the applicable date specified in such Section 3.01 for the commencement of Participation and, in all events, prior to the rendition of services for which salary subject to the salary and/or bonus reduction agreement would otherwise have been paid to such Employee.

3.04              TRANSFER

                  An Employee who is transferred between Participating Employers shall be as eligible for Participation and benefits as in the absence of such transfer.

                                   ARTICLE IV

                              SALARY DEFERRAL PLAN

4.01              EMPLOYER CONTRIBUTIONS

                  The Employer shall credit Key Employee accounts in accordance with the following:

                  (a) SAVINGS CONTRIBUTION -- For each Year, each Employer shall credit the Savings Contribution Account of each of its Key Employees participating in the Salary Deferral Plan with an amount agreed to be credited by such Employer pursuant to a salary reduction agreement under Section 4.02 entered into between the Employer and the Key Employee for such Year.

                  (b) ADDITIONAL MATCHING CONTRIBUTION -- For each Year, each Employer shall credit a Matching Employer Contribution equal to twenty-five per cent (25%) of each Key Employees' Savings Contributions (but not to exceed a Savings Contribution equal to 10% of base salary reduced by the maximum permitted salary reduction for the year under the FYI

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                           Plan). In addition, for each Year, each Employer
                           may credit an additional Matching Employer
                           Contribution in such amount as the officers of the Company shall determine and authorize to each of its Key Employees for whom an amount was credited pursuant to paragraph (a) of this Section 4.01. The Key Employees' Savings Contributions up to a maximum of ten per cent (10%) of their base salary (less the maximum permitted salary reduction for the year under the FYI Plan) shall be eligible for a Matching Contribution.

4.02              KEY EMPLOYEE SALARY REDUCTION

                  Prior to commencement of Participation hereunder, a Key Employee shall have entered into a written salary reduction agreement with his Employer. The terms of such salary reduction agreement shall provide that the Participant agrees to accept a reduction in his base salary from the Employer equal to any whole percentage per payroll period, with such percentage not to exceed twenty-five percent (25%) of such Compensation; provided, however, that the Participant must first have elected to contribute the maximum permitted salary reduction for the Year to his savings contribution account under the FYI Plan. In consideration of such agreement, the Employer will credit the Key Employee's Savings Contribution Account for each Year with an amount equal to the total amount by which the Key Employee's base salary from the Employer was reduced during the Year pursuant to the salary reduction agreement.

                  Salary reduction agreements shall be further governed by the following:

                  (a) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Participant's Employer, but in no event shall be effective to reduce salary for services performed on or before the date of execution of the agreement or, if later, the date on which such salary reduction agreement is received by the Company.

                  (b) A salary reduction agreement shall have been entered into by a Participant prior to commencement of Participation hereunder and shall remain in effect until terminated or amended by the Participant in accordance with the procedures set forth herein. Any amendment or termination of a salary reduction agreement shall not be effective until the first day of the Participant's taxable year immediately following the taxable year of the Participant in which an election so to amend or terminate is executed by the Participant. If a Participant terminates his salary reduction agreement as hereinabove provided, then he may elect to enter into another salary reduction agreement to be effective as of the

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                           first day of any of his taxable years following
                           his taxable year in which such termination was first effective.

4.03              DISPOSITION OF FORFEITURES

                  If, upon a Severance from Service, a Participant is not 100% vested in his Employer Contribution Account, then as of the end of the Year in which his severance from Service occurs, the forfeited amount from such Account shall be, at the Committee's discretion, either retained by the Company or credited, in whole or in part, to the Accounts of Key Employees who are eligible to receive Matching Employer Contributions for such Year under Section 6.03(c) in the same manner as adjustments to such Accounts are made therein.

                                    ARTICLE V

                               BONUS DEFERRAL PLAN

5.01              EMPLOYER CONTRIBUTIONS

                  The Employer shall credit General Manager accounts in accordance with the following:

                  (a) SAVINGS CONTRIBUTION -- For each Year, each Employer shall credit the Savings Contribution Account of each of its General Managers participating in the Bonus Deferral Plan with an amount agreed to be credited by such Employer pursuant to a bonus reduction agreement under Section 5.02 entered into between the Employer and the General Manager for such Year.

                  (b) ADDITIONAL MATCHING CONTRIBUTION -- For each Year, each Employer shall credit a Matching Employer Contribution equal to 25% of the General Managers' Savings Contributions (but not to exceed a Savings Contribution equal to 10% of total bonuses). In addition, for each Year, each Employer may credit a Matching Employer Contribution in such amount as the officers of the Company shall determine and authorize to each of its General Managers for whom an amount was credited pursuant to paragraph (a) of this
                           Section 5.01. The General Managers' Savings
                           Contributions up to a maximum of ten per cent (10%) of total bonuses shall be eligible for a Matching Contribution.

5.02              GENERAL MANAGER BONUS REDUCTION

                  Prior to commencement of Participation hereunder, a General Manager shall have entered into a written bonus reduction agreement with his Employer. The terms of such bonus reduction agreement shall provide that the Participant

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                  agrees to accept a reduction in his bonus from the Employer equal to any whole percentage, up to one hundred percent (100%) of such bonus. In consideration of such agreement, the Employer will credit the General Manager's Savings Contribution Account for each Year with an amount equal to the total amount by which the General Manager's bonus from the Employer was reduced during the Year pursuant to the bonus reduction agreement.

                  Bonus reduction agreements shall be further governed by the following:

                  (a) A bonus reduction agreement shall apply to each payroll period during which an effective bonus reduction agreement is on file with the Participant's Employer, but in no event shall be effective to reduce the bonus for services performed on or before the date of execution of the agreement or, if later, the date on which such bonus reduction agreement is received by the Company.

                  (b) A bonus reduction agreement shall have been entered into by a Participant prior to commencement of Participation hereunder and shall remain in effect until terminated or amended by the Participant in accordance with the procedures set forth herein. Any amendment or termination of a bonus reduction agreement shall not be effective until the first day of the Participant's taxable year immediately following the taxable year of the Participant in which an election so as to amend or terminate is executed by the Participant. If a Participant terminates his bonus reduction agreement as hereinabove provided, then he may elect to enter into another bonus reduction agreement to be effective as of the first day of any of his taxable years following his taxable year in which such termination was first effective.

5.03              DISPOSITION OF FORFEITURES.

                  If, upon a Severance from Service, a Participant is not 100% vested in his Employer Contribution Account, then as of the end of the Year in which his Severance from Service occurs, the forfeited amount from such Account shall be, at the Committee's election, either retained by the Company or credited, in whole or in part, to the Accounts of General Managers who are eligible to receive Matching Employer Contributions for such Year under Section 6.03(c) in the same manner as adjustments to such Accounts are made therein.




                                      -11-
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                                   ARTICLE VI

                             PARTICIPANTS' ACCOUNTS

6.01              INDIVIDUAL ACCOUNTS

                  The Committee shall create and maintain adequate records in the form of bookkeeping entries to disclose the interest hereunder of each Participant, Former Participant and Beneficiary. Such bookkeeping entries shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have two separate accounts, an Employer Contribution Account and Savings Contribution Account.

6.02              DEEMED INVESTMENT ACCOUNTS; PARTICIPANT DIRECTION.

                  The Committee shall designate a selection of investment funds in which each Participant's bookkeeping account may be deemed to be invested under the Plan. Each Participant or former Participant may direct that the investment of his bookkeeping account will be deemed to be made in any one or more of the investment funds selected by the Committee in multiples of 5%. Notwithstanding the foregoing:

                  a) the Company is under no obligation to acquire or provide any investment funds, and the Plan will be unfunded as provided at Section 12.01 hereof.

                  (b) After a Participant's Benefit Commencement Date determined under Section 11.01 hereof, the unpaid balance of a Participant's bookkeeping account shall be deemed invested in a money market type of investment fund selected by the Committee.

6.03              ACCOUNT ADJUSTMENTS

                  The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

                  (a) INCOME -- As frequently as daily, the Income allocable to each investment fund designated by the Committee (hereinafter, the "Funds") shall, as a bookkeeping entry, be allocated and credited to the bookkeeping accounts of Participants, Former Participants and Beneficiaries who had balances in their accounts on such date that are deemed invested in such Funds in accordance with Participant direction.

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

                  (b) SAVINGS CONTRIBUTIONS -- The amount credited pursuant to Sections 4.01(a) and 5.01(a) hereof for a Year shall be credited to the Participant's Savings Contribution Account as soon as practicable following the Participant's salary reduction.

                  (c) MATCHING EMPLOYER CONTRIBUTIONS -- As soon as practicable each Year, the amounts credited pursuant to Sections 4.01(b) and 5.01(b) hereof, plus any available forfeitures for the Year, shall be credited to the Employer Contribution Accounts of (i) those Participants who are employed by an Employer on the last day of the Year and who have completed 1,000 Hours of Employment for such Year, and (ii) those Participants who ceased to be employed due to retirement, death or Disability during such Year. The allocation shall be determined separately with respect to the Salary Deferral Plan (Matching Contributions and available forfeitures, if any) and the Bonus Deferral Plan (Matching Contributions and available forfeitures, if any). The allocation for each such Plan shall be made in proportion to Participants' Savings Contributions for the Year that are eligible for a Matching Employer Contribution, according to the ratio that each such Participant's Savings Contribution for the Year bears to the total of all such Savings Contributions of all Participants in such Plan for the Year.

                                   ARTICLE VII

                                     VESTING

7.01 RETIREMENT, DEATH OR DISABILITY. Upon the first to occur of a Participant's or former Participant's Retirement, death or Disability, such Participant or former Participant, or his Beneficiary, as the case may be, shall be fully vested in and entitled to the total amount credited to his Accounts.

7.02 OTHER SEVERANCE FROM SERVICE. If a Participant's or former Participant's termination of employment is for any reason other than Retirement, death or Disability, such Participant or former Participant, or his Beneficiary, as the case may be, shall be vested in and entitled to his entire Savings Contribution Account and his "vested percentage" at the date of the Severance from Service of the total amount credited to his Employer Contribution Account. Such "vested percentage" shall be determined in accordance with the following schedule:

                           YEARS OF                        VESTED                    FORFEITED
                            SERVICE                      PERCENTAGE                 PERCENTAGE
                           --------                      ----------                 ----------

                           Less than 1                        0%                        100%
                           1 but less than 2                 20%                         80%
                           2 but less than 3                 40%                         60%
                           3 but less than 4                 60%                         40%
                           4 but less than 5                 80%                         20%
                           5 or more                        100%                          0%

                           Provided, however, that if a Change of Control occurs, a Participant who has not yet incurred a Severance from Service shall be 100% vested in his Accounts even though he subsequently terminates employment prior to Retirement. For purposes of this Plan, a "Change of Control" shall mean the purchase or other acquisition by any person, entity or group of persons (other than Carlson Companies, Inc., its Affiliates, or an employee pension benefit trust sponsored by Carlson Companies, Inc. or its Affiliates), within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

7.03 ELECTION OF IN-SERVICE PAYMENT OF BENEFITS. Upon the initial enrollment of each Participant in the Plan, a one-time election shall be available to direct that the entire vested percentage of the Participant's Account be paid in a lump sum on a date certain that is at least five (5) years after such enrollment (i.e., January 1, 2008), if it occurs earlier than the date otherwise determined for payment of benefits under Sections 7.01 and 7.02 hereof. Such election shall be irrevocable. If a Participant elects in-service payment of his Account, in order to continue to participate in the Plan subsequent to the date of payment, such Participant shall be required to complete a new salary and/or bonus reduction agreement in accordance with the provisions of Section 3.03, 4.02 and 5.02 of the Plan, as applicable. No election for in-service payment of benefits shall be available on the subsequent enrollment or in any enrollment other than the first enrollment filed by each Participant.

7.04              COMPUTATION OF YEARS OF SERVICE FOR VESTING.

                  (a) GENERAL. For purposes of computing a Participant's or former Participant's vested percentage, each Participant or former Participant shall be credited with all Service to which he is entitled pursuant to
                           Section 3.02.

                  (b) FORFEITURES. Upon a Participant's or former Participant's termination of employment for any reason other than Retirement, death, or Disability, he shall immediately forfeit that portion of his Account to which he is not entitled under Section 7.02.

7.05 DETERMINATION OF AMOUNT. For purposes of Sections 7.01 and 7.02, the amount credited to the Account of a Participant on the books of the Company shall be determined by the Committee as of the date that is ninety (90) days following the last day of the Year in which the Participant terminates employment. For purposes of Section 7.03, the amount credited to the Account of a Participant on the books of the Company shall be determined by the Committee as of the Valuation Date that is the date on which the Participant requests that his Account be paid, and payment thereof shall be made as soon thereafter as is practicable, but not to exceed more than thirty (30) days following such Valuation Date. The Committee shall certify to the Treasurer of the Company the total amount of the allocations to the credit of the Participant on the books of the company, and shall determine whether the payment of the amount credited to the Participant's accounts under the Plan is to be paid directly by the Company, from the Trust, or by a combination of such sources (except to the extent the provisions of the Trust specify payment from the Trust). The payment of such amount shall be made in the manner provided under Article XI.

                                  ARTICLE VIII

                                   BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY. Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively), as his Beneficiary or Beneficiaries to whom any remaining amounts standing to the credit of the Participant or former Participant in his accounts are to be paid if he dies before payment of all such amounts. Each Beneficiary designation shall be in the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's or Former Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee.

8.02 NO BENEFICIARY. If any Participant or former Participant fails to designate a Beneficiary in the manner provided above; or if the Beneficiary designated by a Participant or former Participant dies before him and the Participant or former Participant fails to designate a new Beneficiary, or if the Beneficiary designated by a deceased Participant or former Participant dies before complete distribution of the deceased Participant's or former Participant's benefit, the Committee shall direct that such Participant's or former Participant's accounts be paid as follows, with such payment to be made at the time and in the manner specified in Section 11.02 hereof:

                  (a) To the surviving spouse of such Participant or former Participant;

                  (b) To the surviving children, and the descendants of any deceased child, per stirpes, of the Participant or former Participant;

                  (c) To the Participant's surviving brothers and sisters; or

                  (d) To the Participant's personal representative (executor or administrator).

                                   ARTICLE IX

                                     NOTICES

9.01 NOTICE TO COMPANY TREASURER. As soon as practicable after a Participant, former Participant or Beneficiary becomes entitled to payment of his accounts in accordance with Article VII, the Committee shall give written notice to the Treasurer of the Company, and to the trustee of the Trust, if applicable, which notice shall include the following information and directions:

                  (a) Name and address of the Participant, former Participant or Beneficiary.

                  (b)      Method and amount of payment to be made pursuant to
                           Article XI.

                  (c) Whether the payment is to be paid directly by the Company, from the Trust, or by a combination of such sources (except to the extent the provisions of the Trust specify payment from the Trust).

9.02 RELIANCE UPON NOTICE. Upon receipt of any notice as provided in this Article IX, the Treasurer or the trustee of the Trust, if applicable, shall promptly take whatever action and make whatever payments are called for therein.

                                    ARTICLE X

                  HARDSHIP WITHDRAWALS AND IN-SERVICE WITHDRAWALS

10.01 HARDSHIP WITHDRAWALS. The Committee may, in its sole discretion, direct that payment of benefits to a Participant be made, in advance of the date such payments are due hereunder (hereinafter called a "Hardship Withdrawal") , if the Committee determines that the Participant has an unforeseeable emergency as hereinafter defined. No Hardship Withdrawal shall be in an amount greater than the lesser of
                  (i) the amount needed for the unforeseeable emergency and (ii) the vested balance of the Participant's Accounts on the date of such Hardship Withdrawal. An unforeseeable emergency is defined as set forth in Treasury Regulations Section 1.457-2(h)(4), including a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code), casualty loss, or other similar extraordinary and unforeseeable circumstances beyond the control of the Participant.

10.02 INVOLUNTARY DISTRIBUTIONS. Notwithstanding anything contained in the Plan to the contrary, if at any time any Participant is finally determined by the Internal Revenue Service ("IRS") or the Department of Labor ("DOL") not to qualify as a member of a select group of "management or highly compensated employees" as such term is used in ERISA Section 401(a)(l), the Committee may, in its sole discretion, immediately distribute in one 1ump sum to such Participant his vested account under the Plan. A final determination of the IRS or DOL shall be a decision rendered by the IRS or DOL which is no longer subject to administrative appeal within the IRS or DOL.

10.03 VOLUNTARY WITHDRAWALS. A Participant may at any time make an irrevocable election, effective as of the next Entry Date, to have the vested percentage of the balance in his Account paid to him in a lump sum on a fixed date specified in such election that is at least three (3) years following such Entry Date (unless his termination of employment should occur in the interim, in which case his vested Account would be paid in accordance with the provisions of Section 7.02 hereof). Upon the effective date of such election, the Participant will be suspended from further participation in the Plan for a period of five (5) years thereafter. The vested balance in his Account shall be payable to him in a lump sum within the thirty-day period following the date specified in such election for payment. The amount of such payment shall be determined based upon the Valuation Date that coincides with (or if none, immediately follows) the date specified in such election. If an electing Participant again becomes eligible to participate in the Plan, he shall be required to complete a new salary and/or bonus reduction agreement in accordance with the requirements of Sections 3.03, 4.02 and 5.02, as applicable.

10.04 OTHER WITHDRAWALS AND LOANS. Except as set forth in Sections 7.03, 10.01, 10.02, and 10.03, no in-service payments or loans are permitted by the Plan.

                                   ARTICLE XI

                               METHODS OF PAYMENT

11.01 BENEFIT COMMENCEMENT DATE. When a Participant, Former Participant or Beneficiary is entitled to receive a payment under Section 7.01 or 7.02, such benefit payment will be made (or will commence to be made) during the period that is at least ninety (90) days but not more than one hundred twenty
                  (120) days following the last day of the Plan Year coinciding with or next following Severance from Service. When a Participant, Former Participant or Beneficiary is entitled to receive a payment under Section 7.03 or 10.03, such benefit payment will be made during the thirty-day period following the date that the Participant has elected for payment of his Account.

11.02 FORM OF BENEFIT. Except for the payment of lump sum withdrawals under Section 7.03 or 10.03, the form of payment shall be determined based upon the amount credited to the Participant's or former Participant's Account as determined pursuant to Section 7.05, as set forth below. The Committee shall certify to the Trustee or the Treasurer of the Company, as applicable, the method of payment as determined pursuant to this Section 11.02.

                  (a) SINGLE LUMP-SUM PAYMENT, under which a single lump-sum payment is made to the Participant, former Participant or his Beneficiary in an amount equal to 100 percent of the amount to which he is entitled:
                           ALL ACCOUNTS OF $100,000 OR LESS.

                  (b) TEN-YEAR INSTALLMENT FORM, under which payments are made in annual installments not to exceed ten (10) years to the Participant, former Participant or his Beneficiary, the amount of each installment to equal the amount of his Accounts immediately prior to the installment divided by the number of installments remaining to be paid: ACCOUNTS OF MORE THAN $250,000.

                  (c) FIVE-YEAR INSTALLMENT FORM, under which payments are made in annual installments not to exceed five (5) years to the Participant, former Participant or his Beneficiary, the amount of each installment to equal the amount of his Accounts immediately prior to the installment divided by the number of installments remaining to be paid: ACCOUNTS OF MORE THAN $100,000 UP TO $250,000.

                           Notwithstanding the foregoing, (i) the Committee may direct, by a unanimous vote and in its sole and absolute discretion, that an Account payable to a Participant who is not an officer of the Company shall be paid in the form of a lump sum; and (ii) the Board of Directors of the Company (excluding any director who is an officer of the Company) may direct, by unanimous vote of the eligible directors and in its sole and absolute discretion, than an Account payable to a Participant who is an officer of the Company shall be paid in the form of a lump sum. Any Accounts paid in installments shall, from and after the Benefit Commencement Date, be credited with interest in accordance with the provisions of
                           Section 6.02(b) hereof.

11.03 COMPANY RESPONSIBILITY. Any payment due to Participants under this Plan and not paid through the Trust, if any, will be payable from the general assets of the Company or the Affiliates.

                                   ARTICLE XII

                             NATURE OF PLAN; FUNDING

12.01             NO TRUST REQUIRED

                  The adoption of this Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer. Any Trust provisions shall conform to the terms of the model trust described in Revenue Procedure 92-64, 1992-33 I.R.B. 11, as amended. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

12.02             FUNDING OF OBLIGATION

                  Section 12.01 above to the contrary notwithstanding, the Employer may elect to transfer assets to the Trust, the provisions of which may require the use of the Trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and direct that no Participant shall at any time have a prior claim to such assets. The assets of the Trust shall not be deemed to be assets of this Plan.

                                  ARTICLE XIII

                                 ADMINISTRATION

13.01             APPOINTMENT OF COMMITTEE

                  The Board of Directors of the Company shall appoint a Plan Committee to administer, construe and interpret the Plan. Such Committee, or such successor Committee as may be duly appointed by the President of the Company, shall serve at the pleasure of the President of the Company. All usual and reasonable expenses of the Committee shall be paid by the Employer. Decisions of the Committee with respect to any matter involving the Plan shall be final and binding on the Company, its shareholders, each Employer and all Participants, former Participants, and Beneficiaries. For purposes of ERISA, the Committee shall be the Plan "administrator" with respect to the general administration of the Plan.

13.02             DUTIES OF COMMITTEE; CHAIRMAN AND SECRETARY

                  The Committee shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' accounts, amounts transferred to the Trust, and all other records which shall be necessary or desirable in the proper administration of the Plan. The Committee shall choose from its members a Chairman and may appoint a Secretary to keep such records as may be necessary of the acts and resolutions of the Committee, and the Secretary so appointed may, but need not, be a member of the Committee. The Secretary may perform any and all purely ministerial acts which may be delegated to him in writing by the Committee. The Committee may employ such persons or appoint such agents to assist it in the performance of its duties as it may deem appropriate.

13.03             MEETINGS

                  Except as otherwise specifically provided for herein, any and all acts and decisions of the Committee shall be by a majority of the members. Any action which might be taken at a meeting of the Committee may be taken without a meeting if authorized by a writing or writings signed by all of the members of the Committee, and such action will be effective on the date on which the last signature is placed an such writing or writings, or such earlier or later effective date as is set forth in the writing or writings. The Committee may delegate to each or any one of its members or to its Secretary authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion even though he alone may sign any document required by third parties.

13.04             INDEMNIFICATION OF COMMITTEE

                  The Company (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the members of the Committee and the Secretary, if any (the "Indemnified Parties") against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (other than any act or omission of such Indemnified Party constituting gross negligence or wilful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action. Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

13.05             UNCLAIMED BENEFITS

                  During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee may, at its own instance, mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within twelve (12) months from the mailing of such demand, then the Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a forfeiture for the Year within which such twelve (12) month period ends, but shall be subject to restoration through an Employer credit to its bookkeeping records of the Participant's Accounts if the lost Participant or Beneficiary later files a claim for such benefit.

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.01             NONGUARANTEE OF EMPLOYMENT

                  Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to discharge any of its Employees, with or without cause.

14.02             NONALIENATION OF BENEFITS

                  Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

14.03             NO PREFERENCE

                  No Participant shall have any preference over the general creditors of an Employer in the event of such Employer's insolvency.

14.04             INCOMPETENCE OF RECIPIENT

                  If the Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Committee may direct that such payment thereof be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

14.05             TEXAS LAW TO APPLY

                  THIS PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                   ARTICLE XV

                        AMENDMENTS OR TERMINATION OF PLAN

       The Company, by action of its Board of Directors, or by action of a person so authorized by resolution of the Board of Directors, shall have the power and right from time to time to modify, amend, supplement, suspend or terminate the Plan, provided that no such change in the Plan may deprive a Participant of the amounts allocated to his or her accounts or be retroactive in effect to the prejudice of any participant.

       IN TESTIMONY WHEREOF, TGI FRIDAY'S INC. has caused this instrument to be executed in its name and on its behalf, by the officer thereunto duly authorized, this 30th day of December, 1994, effective as of January 1, 1995.



                                        TGI FRIDAY'S INC.

                                        By:/s/ Daniel T. Cronk
                                           ----------------------------------
                                        Title: Vice President
                                              -------------------------------


  ATTEST:

/s/ Sue Elliott
---------------------------------

                                 AMENDMENT NO. 1
                                     TO THE
                  TGI FRIDAY'S INC. DEFERRED COMPENSATION PLAN

         WHEREAS, TGI Friday's Inc. (the "Company") maintains the TGI Friday's Inc. Deferred Compensation Plan, effective as of January 1, 1995 (the "Plan"), for the benefit of a select group of management or highly compensated employees; and

         WHEREAS, pursuant to Article XV of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects, as hereinafter provided;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 1998, unless otherwise provided herein:

         1. Section 2.01 of the Plan is hereby amended by inserting the following Section 2.01(s), and renumbering the balance of the subparagraphs in Section 2.01. Section 2.01(s) shall be and read as follows:

                  (s) INTEREST: Interest at an annual rate of 8%, compounded quarterly, provided, however, that said annual rate may be reset from time to time by the Committee. If the Committee resets interest to a rate less than 8%, any Participant whose Severance from Service occurs prior to the date of the change and any Participant who is a Key Employee age 60 or over on the date of change may elect to retain the 8% rate until all of his or her benefits under the Plan have been paid in full.

         2. Section 2.01 of the Plan is hereby amended by inserting the following Section 2.01(u), and renumbering the balance of the subparagraphs in Section 2.01. Section 2.01(u) shall be and read as follows:

                  (u) LTIP: The Carlson 2000 Long Term Incentive Plan, as amended from time to time.

         3.       Section 4.01 of the Plan is hereby amended by inserting
Section 4.01(c), to be and read as follows:

                  (c) LTIP DEFERRALS -- The LTIP provides that certain amounts derived from conversion of a Participant's LTIP Units to a fixed dollar amount will be transferred to the Participant's Account under this Plan. Such amounts will be credited to an account for the Participant identified as Account B.

         4. Section 6.01 of the Plan is amended by deleting the third sentence thereof, and substituting the following sentence:

                  When appropriate, a Participant shall have three separate accounts, an Employer Contribution Account, a Savings Contribution Account, and an Account B (consisting of LTIP deferrals as described in Section 4.01(c) of the Plan).

         5. Section 6.02 of the Plan is amended by deleting the first sentence thereof, and substituting the following:

                  Amounts credited to a Participant's Account B will earn Interest from the day such amounts are credited to the Account
                  B. If the Participant becomes eligible for installment payments under the Plan, Interest will continue to be credited on the unpaid balance in Account B not yet distributed. With respect to the Employer Contribution Account and the Savings Contribution Account, the Committee shall designate a selection of investment funds in which each Participant's bookkeeping account may be deemed to be invested under the Plan.

         6. In order to correct a scrivener's error in the Plan, and to conform the Plan to reflect the Committee's administrative policies, [and effective for all Participants whose termination of employment occurred prior to January 1, 1997, or after June 1, 1997,] Section 6.02(b) of the Plan is deleted, and the following is substituted in lieu thereof:

                  (b) After a Participant's Severance from Service, the Participant's Employer Contribution Account and Savings Contribution Account shall, regardless of any investment directions made by the Participant, be deemed invested in a money market type of investment fund selected by the Committee.]

         7.       Section 6.03 of the Plan is amended by adding the following
Section 6.03(d):

                  (d) ACCOUNT B--As frequently as daily, the Interest allocable to Account B shall, as a bookkeeping entry, be allocated and credited to Account B for Participants, Former Participants and Beneficiaries who had balance in their Account B on such date.

         8. Section 7.02 of the Plan is amended by deleting the first sentence thereof, and substituting the following:

                  If a Participant's or former Participant's termination of employment is for any reason other than Retirement, death or Disability, such Participant or former Participant, or his Beneficiary, as the case may be, shall be vested in and entitled to his entire Savings Contribution Account and Account B, and his "vested percentage" at the date of the Severance from Service of the total amount credited to his Employer Contribution Account.

         9. Section 11.02 of the Plan is amended by adding the following at the end thereof:

                  If the Participant also is entitled to a benefit under Section 8(d) of the LTIP, the Participant's benefit under the LTIP shall be aggregated with the benefit under the Plan for purposes of applying the $100,000/$250,000 rule. The date as of which benefit amounts under the LTIP will be measured for purposes of aggregating them will be as determined by the Management Compensation Committee under the LTIP. However, if the Participant elected a different payout schedule under
                  Section 8(d) of the LTIP, and said election was approved by the Management Compensation Committee, any benefits payable under Section 8(d) will be paid as so elected, and the benefits subject to said election will not be aggregated with benefits under the Plan for purposes of applying the $100,000/$250,000 rule.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the TGI Friday's Inc. Deferred Compensation Plan to be executed on this 26 day of July, 1999, by its duly authorized officer.



                                    TGI FRIDAY'S INC.

                                    By: /s/ Leslie Sharman
                                        --------------------------------------

                                    Name: Leslie Sharman
                                          ------------------------------------

                                    Title: Vice President
                                           -----------------------------------


ATTEST:


/s/ Carol M. Chopp
----------------------------------

                                 AMENDMENT NO. 2
                                     TO THE
                  TGI FRIDAY'S INC. DEFERRED COMPENSATION PLAN


          WHEREAS, TGI Friday's Inc. (the "Company") maintains the TGI Friday's Inc. Deferred Compensation Plan, effective as of January 1, 1995 (the "Plan"), for the benefit of a select group of management or highly compensated employees; and

          WHEREAS, pursuant to Article XV of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects, as hereinafter provided;

          NOW, THEREFORE, the Plan is hereby amended as follows, effective on the dates set forth herein:

         1. Effective October 1, 1997, Section 2.01 (d) of the Plan is deleted, and the following Section 2.01 (d) is inserted in lieu thereof:

                   (d) BONUS: The bonus paid, on either a monthly, quarterly, or annual basis, by the Company to a Key Employee.

         2. Effective January 1, 1997, Section 2.01(s) of the Plan is deleted, and the following Section 2.01(s) is inserted in lieu thereof:

                   (s) KEY EMPLOYEE: (i) Any newly hired Employee whose base rate of pay and targeted bonus exceed $80,000; (ii) any Employee whose total wages for the prior Year exceeded $80,000, and (A) who is a Director or Vice President of an Employer, or (B) who is designated by the Plan Committee as eligible to participate in the Compensation Deferral Plan under Article IV of this Plan; and (iii) any General Manager.

         3. All references in the Plan to "Salary Deferral Plan" are amended to refer to "Compensation Deferral Plan."


         4. In order to correct a scrivener's error in the Plan, to conform the Plan to the written summary materials distributed to Participants, and consistent with the Committee's administrative policies,
Section 3.01 (a) and (b) are deleted, and the following are substituted in lieu thereof, effective January 1, 1995:

                  (a) In the case of an individual classified as a Key Employee prior to the Effective Date, who has attained age 21 and completed a year of Service, on the Effective Date, or if he shall not have elected to participate prior to the Effective Date but elects to participate within thirty (30) days thereafter, then on the first Entry Date following the Effective Date; or

                  (b) In the case of an individual classified as a Key Employee on or after the Effective Date, on the first Entry Date immediately following such individual's attainment of age 21 and completion of a year of Service.

         5. Effective October 1, 1997, new Section 3.01 (c) is added to the Plan, as follows:

                  (c) Effective October 1, 1997, if an individual is classified as a Key Employee, such individual shall be eligible to participate on the first Entry Date following such classification.

         6. Effective October 1, 1997, Section 3.03 is deleted, and the following Section 3.03 is inserted in lieu thereof:

                  3.03 ELECTION TO PARTICIPATE

                  Each Plan Year a Key Employee otherwise eligible to participate pursuant to Section 3.01, must, after having received a written explanation of the terms of, and the benefits provided under, the Plan, elect to participate in such Plan on such form or forms as the Committee may provide and must execute a salary reduction agreement and/or a bonus reduction agreement described in Section 4.02 and 5.02 hereof. Such election to participate and execution of a salary and/or bonus reduction agreement shall be effected by a newly eligible Participant, no later than thirty (30) days following his becoming eligible to participate in the Plan, and by all other Participants:

                           (a) SALARY REDUCTION. With respect to elections to defer salary earned during a calendar year, on or prior to November 15 of the calendar year preceding such year.

                           (b) BONUS REDUCTION. With respect to elections to defer bonuses, on or prior to November 15 of the calendar year preceding the year in which such bonuses are paid (or would be paid absent the deferral election).

         7. Effective October 1, 1997, Sections 4.01 and 4.02 of the Plan are deleted, and the following Sections 4.01 and 4.02 are inserted in lieu thereof:

                                   ARTICLE IV
                           COMPENSATION DEFERRAL PLAN

                  4.01.    EMPLOYER CONTRIBUTIONS

                           The Employer shall credit Key Employee accounts in accordance with the following:

                           (a) SAVINGS CONTRIBUTION -- For each Year, each Employer shall credit the Savings Contribution Account of each of its Key Employees participating in the Compensation Deferral Plan with an amount agreed to be credited by such Employer pursuant to a salary and/or bonus reduction agreement under Section 4.02 entered into between the Employer and the Key Employee for such Year.

                           (b) MATCHING CONTRIBUTION -- For each Year, each Employer shall credit a Matching Employer Contribution equal to twenty-five percent (25%) of each Key Employees' Savings Contributions (but not to exceed a Savings Contribution equal to 10% of base salary reduced by the maximum permitted salary reduction for the year under the FYI Plan). The Key Employees' Savings Contributions up to a maximum of ten percent (10%) of their base salary (less the maximum permitted salary reduction for the year under the FYI
                                    Plan) shall be eligible for a Matching
                                    Contribution.

                           (c) ADDITIONAL MATCHING CONTRIBUTION -- In addition, for each Year, each Employer may credit an additional Matching Employer Contribution in such amount as the officers of the Company shall determine and authorize to each of its Key Employees who are employed on the last day of the Plan year, and have at least 1,000 Hours of Employment during such Plan year. The Key Employees' Savings Contributions up to a maximum of ten percent (10%) of their base salary (less the maximum permitted salary reduction for the year under the FYI Plan) shall be eligible for an additional Matching Contribution.

                  4.02     KEY EMPLOYEE SALARY AND/OR BONUS REDUCTION

                           Prior to commencement of Participation hereunder, a Key Employee shall have entered into a written salary and/or bonus reduction agreement with his Employer. The terms of such agreement shall provide that the Participant agrees to accept a reduction in his base salary and/or bonus from the Employer equal to any whole percentage. The combined percentage reduction in salary in both the FYI Plan and this Plan cannot exceed twenty-five percent (25%) of salary. There is no upper limit on the percentage of bonus which may be deferred. In any event, in order to participate in the Plan, the Participant must first have elected to contribute the maximum permitted salary reduction for the Year to his savings contribution account under the FYI Plan. In consideration of such agreement, the Employer will credit the Key Employee's Savings Contribution Account for each Year with an amount equal to the total amount by which the Key Employee's salary and/or bonus from the Employer was reduced during the Year pursuant to the agreement.

                           Salary and/or bonus reduction agreements shall remain in effect until terminated or amended by the Participant in accordance with the procedures set forth herein. Any amendment or termination of an agreement shall not be effective until January 1 following the year in which an election so to amend or terminate is executed by the Participant, provided that such election is made on or prior to November
                           15. If a Participant terminates his agreement as hereinabove provided, then he may elect to enter into another agreement to be effective as of January 1 following his execution of a new agreement provided that such election is made on or prior to November 15.

         8. In order to correct a scrivener's error in the Plan, and to conform the Plan to reflect the Committee's administrative policies, Section 6.02(b) of the Plan is deleted, and the following is substituted in lieu thereof, effective January 1, 1995:

                   (b) After a Participant's Severance from Service, the Participant's Employer Contribution Account and Savings Contribution Account shall, regardless of any investment directions made by the Participant, be deemed invested in a money market type of investment fund selected by the Committee. This
                            Section 6.02(b) shall be applicable to distributions attributable to Severance from Service occurring on or prior to March 31, 1997.

         9. Effective April 1, 1997, Section 6.02(b) of the Plan is deleted, and the first sentence of Section 7.05 is deleted. The following first sentence is inserted in Section 7.05:

                  For purposes of Sections 7.01 and 7.02, the amount credited to the Account of a Participant on the books of the Company shall be determined by the Committee as of the last day of the month preceding the month in which the benefit payment is made.

         10.      Effective April 1, 1997, the first sentence of Section
11.01 is deleted, and the following is inserted in lieu thereof:

                  When a Participant, Former Participant or Beneficiary is entitled to receive a payment under Section 7.01 or 7.02, such benefit payment will be made (or will commence to be made) as soon as practicable following death, Disability, Retirement or other Severance from Service, but not later than ninety (90) days following the last day of the month in which death, Disability, Retirement, or other Severance from Service occurred.

          IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the TGI Friday's Inc. Deferred Compensation Plan to be executed on this 24 day of September, 1997, by its duly authorized officer.



                                      TGI FRIDAY'S INC.


                                      By: /s/ Leslie Sharman
                                         -------------------------------------
                                      Name: Leslie Sharman
                                            ----------------------------------
                                      Title: Vice President
                                             ---------------------------------


ATTEST:

/s/ Joel S. Reed
---------------------------------------